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                               JUNIPER GROUP, INC.

                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[LOGO] JUNIPER GROUP, INC.

May 12, 2003




Dear Shareholder:

Enclosed please find our Annual Report on Form 10-KSB for the year ended December 31, 2002.

During 2002, Juniper Group, Inc. remained committed to its plan to expand its business in the information technology industry, specifically in Broadband Implementation Services. The company's role in this market is in "Last Mile Installations" of Cable, DSL, Wireless and Satellite Broadband services to homes and businesses in the Northeast United States. We have continued to focus on our relationships with the companies that provide these services to their customers,

In 2002, our Juniper Internet Communications, Inc. subsidiary, entered into standard installation agreements with Comcast Cable and Network Access Solutions. We also entered into Broadband installation agreements with Time Warner Cable and Texolutions Inc. and we added Cablevision Corporation as a client. JINI also participated in the rollout of DSL services within the tri-state area. Additionally, JINI successfully completed wireless Broadband installations in several hotels and conference centers.

Juniper Group also continues to evaluate growth opportunities available to it through acquisitions and alliances. We have decided to focus our search for opportunities by leveraging our experience and market knowledge in the Broadband marketplace. We have recently announced a new relationship with vFinance Investments Inc., an investment banking, strategic consulting and acquisition-advisory firm.

As we continue to focus on the Broadband business of Juniper Group Inc. and we continue to operate our modest entertainment and healthcare businesses, we look forward to expanding our base of shareholders and seeking to create the value that will insure the success of our relationships with all our shareholders, our investors, our customers, and our employees.

My staff and I continue in our commitment of dedication to our business, of openness in our reporting, and of unwavering integrity from the entire team of Juniper Group. We all remain committed to the growth and success of our Company.

Sincerely,



/s/ Vlado P. Hreljanovic
------------------------
Vlado P. Hreljanovic